Exhibit 10.1

SCHEDULE 1*

SCHEDULE OF MEMBERS

Member	Units	Percentage Interest	Contribution Closing Capital Account Balance	Additional Cash Capital Contributions	Additional Non-Cash Capital Contributions	Capital Accounts	Notice Information
Franchise Group, Inc.	14,199,754.00	60.08%	$169,201,116.00	$1,061,271.85	-	$170,262,387.85	1716 Corporate Landing Parkway Virginia Beach, VA 23454 Attention: Tiffany McMillan McWaters Email: tiffany.mcwaters@libtax.com
Brian DeGustino Revocable Trust	792,529.62	3.35%	$9,430,363.46	-	$79,992.00	$9,510,355.46	c/o Brian DeGustino 32 Wedgewood Drive Hawthorn Woods, IL 60047 Email: degustinob@gmail.com
Amy DeGustino Irrevocable Trust	336,798.69	1.43%	$4,041,584.34	-	-	$4,041,584.34	c/o Brian DeGustino 32 Wedgewood Drive Hawthorn Woods, IL 60047 Email: degustinob@gmail.com
Samjor Family LP	3,937,726.03	16.66%	$34,951,536.34	-	$12,301,176.00	$47,252,712.34	c/o Brian R. Kahn 9935 Lake Louise Drive Windermere, FL 34786 Email: bkahn@vintcap.com
Vintage RTO, L.P.	2,233,218.53	9.45%	$22,979,790.34	-	$3,818,832.00	$26,798,622.34	c/o Vintage Capital Management, LLC 4705 S. Apopka Vineland Road Suite 206 Orlando, FL 32819 Attention: Brian R. Kahn Email: bkahn@vintcap.com
Martin Meyer and Fengfeng Ren	336,798.69	1.43%	$4,041,584.34	-	-	$4,041,584.34	1801 N. Mohawk St. #B Chicago, IL 60614 Email: martinmey@yahoo.com fengfengrn@gmail.com
David O’Neil	898,130.31	3.80%	$10,777,563.75	-	-	$10,777,563.75	350 N. Orleans St., Suite 2N Chicago, IL 60654-1600
Jeffrey D. Miller	898,130.31	3.80%	$10,777,563.75	-	-	$10,777,563.75	240 Maplewood Rd. Riverside, IL 60546 Email: jdmiller10@protonmail.com

* This Schedule of Members shall be updated from time to time to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, or to reflect any additional issuances of Units pursuant to this Agreement.